FIRST AMENDMENT TO OWNERSHIP LIMIT
WAIVER AGREEMENT (COHEN & STEERS)

THIS FIRST AMENDMEN TO OWNERSHIP LIMIT WAIVER AGREEMENT (this “Amendment”), dated as of April 19, 2011, is between Lexington Realty Trust, a Maryland real estate investment trust (the “Company”), and Cohen & Steers Capital Management, Inc., a New York corporation (for itself and on behalf of certain affiliated entities, as set forth herein), and amends that certain Ownership Limit Waiver Agreement, dated as of November 18, 2010, between the Company and Cohen & Steers Capital Management, Inc. (the “Agreement”). Capitalized terms used, but not otherwise defined, in this Agreement shall have the meanings given to them in the hereinafter-mentioned Declaration.

RECITALS

A. Cohen & Steers Capital Management, Inc., together with its affiliates (collectively, “Cohen & Steers”), has requested that the Company consider an increase in the amount of Series D Preferred Stock of the Company that is set forth in Section 1.1(A) of the Agreement from 1,001,443 shares of Series D Preferred Stock of the Company to 1,250,000 shares of Series D Preferred Stock of the Company (the “Increase”).

B. Pursuant to subparagraph (a)(9) of Article IX of the Declaration, the Company’s Board of Trustees has adopted resolutions approving the Increase on the terms and conditions hereinafter set forth.

AGREEMENT

1.
Amendment to Section 1.1(A) of the Agreement.  Section 1.1(A) of the Agreement is hereby amended to replace the phrase “1,001,443 shares of Series D Preferred Stock of the Company” with the phrase “1,250,000 shares of Series D Preferred Stock of the Company.”

2.
Ratification and Confirmation of the Agreement; No Other Changes.  Except as modified by this Amendment, the Agreement is hereby ratified and affirmed in all respects.  Nothing herein shall be held to alter, vary or otherwise affect the terms, conditions and provision of the Agreement, other than as stated above.

3.
Governing Law.  All questions concerning the construction, validity and interpretation of this Amendment shall be governed by and construed in accordance with the domestic laws of the State of Maryland, without giving effect to any choice of law or conflict of law provision (whether of the State of Maryland or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Maryland.

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Each of the parties has caused this Amendment to be signed by its duly authorized officers as of the date set forth in the introductory paragraph hereof.

THE COMPANY Lexington Realty Trust By: /s/ T. Wilson Eglin_____________ Name: T. Wilson Eglin Title: Chief Executive Officer	COHEN & STEERS Cohen & Steers Capital Management, Inc. By: /s/ William Scopell_________________ Name: William Scopell Title: Senior Vice President